HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD, CONNECTICUT 06104-2999
(A STOCK INSURANCE COMPANY)
(THE "COMPANY")

NATIONAL SERVICE CENTER ADDRESS:
P.O. BOX 59179
MINNEAPOLIS, MINNESOTA 55459

Will pay the Death Proceeds to the Beneficiary, upon receipt at Our National
Service Center in Minneapolis, Minnesota, of due proof of the Insured's death while the Policy was in force.

Signed for the Company

/s/ LYNDA GODKIN /s/ LOWNDES A. SMITH

Lynda Godkin, SECRETARY Lowndes A. Smith, PRESIDENT

READ YOUR POLICY CAREFULLY

This is a legal contract between You and Us

RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU
TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY
DELIVER OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED
ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE
DAY YOU GET YOUR POLICY AND ENDS TEN DAYS AFTER YOU GET IT. IN SUCH AN
EVENT, THE POLICY WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE
GREATER OF THE PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS OR THE SUM
OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED
POLICY IS RECEIVED BY US OR TO THE AGENT FROM WHOM IT WAS PURCHASED; AND, II)
ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE
ACCOUNT.

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE,
UNLESS EXTENDED BY ELECTION OF OWNER
DEATH PROCEEDS PAYABLE AT DEATH
ADJUSTABLE DEATH BENEFIT
PREMIUMS PAYABLE AS SHOWN ON PAGE 3
NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE
SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT.
THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT
OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT
EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO
THE CONDITIONS DESCRIBED ON PAGE 14.

FLEXIBLE PREMIUM
VARIABLE LIFE INSURANCE POLICY

LA-1154(99) Printed in U.S.A.

TABLE OF CONTENTS

PAGE

Policy Specifications 3

Definitions 5

Death Benefit 7

Increases and Decreases in Face Amount 8

Premiums 8

Valuation Provisions 10

Account Value, Cash Value
and Cash Surrender Value 11

Transfers 12

Monthly Deduction Amount 12

Lapse and Policy Grace Period 13

Reinstatement 15

Policy Loans 15

Withdrawals 16

Surrenders 16

Payments By Us 17

Taxation of The Separate Account 17

The Contract 17

Ownership and Beneficiary 19

Termination and Maturity Date 20

Income Settlement Options 21

Any Riders follow page 22

LA-1154(99) Page 2 Printed in U.S.A.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD, CONNECTICUT 06104-2999
(A STOCK INSURANCE COMPANY)
(THE "COMPANY")

NATIONAL SERVICE CENTER ADDRESS:
P.O. BOX 59179
MINNEAPOLIS, MINNESOTA 55459

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE,
UNLESS EXTENDED BY ELECTION OF OWNER
DEATH PROCEEDS PAYABLE AT DEATH OF INSURED
ADJUSTABLE DEATH BENEFIT
PREMIUMS PAYABLE AS SHOWN ON PAGE 3
NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE
SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT.
THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE AMOUNT
OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE DEPENDING ON THE INVESTMENT
EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO
THE CONDITIONS DESCRIBED ON PAGE 14.

FLEXIBLE PREMIUM
VARIABLE LIFE INSURANCE POLICY

LA-1154(99) Printed in U.S.A.

POLICY SPECIFICATIONS

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BASE POLICY INFORMATION
- -------------------------------------------------------------------------------

POLICY: FLEXIBLE PREMIUM VARIABLE LIFE

POLICY NUMBER: VL00001
INSURED: JOHN DOE
ISSUE AGE/SEX: 35, MALE
INSURANCE CLASS: PREFERRED/NON-NICOTINE

OWNER: JOHN DOE
BENEFICIARY: JANE DOE

INITIAL PLANNED PREMIUM: $1,000.00
PAYMENT FREQUENCY: ANNUAL

INITIAL FACE AMOUNT: $100,000
DEATH BENEFIT OPTION: A (LEVEL OPTION)
DEATH BENEFIT OPTION C LIMIT: NOT APPLICABLE

NO LAPSE GUARANTEE PERIOD: JANUARY 1, 1999 - DECEMBER 31, 2008
MONTHLY NO LAPSE
GUARANTEE PREMIUM: $47.44

POLICY DATE: JANUARY 1, 1999
DATE OF ISSUE: JANUARY 1, 1999
SCHEDULED MATURITY DATE: JANUARY 1, 2064*

ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE: 3.5%
SEPARATE ACCOUNT: [VARIABLE LIFE I]
INITIAL PREMIUM ALLOCATION: [HARTFORD MONEY MARKET FUND]

* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY
DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO
CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN
THE MONTHLY DEDUCTION AMOUNT.

LA-1154(99) Page 3 Printed in U.S.A.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

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ADDITIONAL BENEFITS AND RIDERS
- -------------------------------------------------------------------------------

TERM RIDER

DESIGNATED INSURED: MARY DOE
ISSUE AGE/SEX: 35/FEMALE
INSURANCE CLASS: PREFERRED/NON-NICOTINE
TERM INSURANCE AMOUNT: $50,000
FIRST YEAR MONTHLY PER $1,000 ISSUE CHARGE $12.50
FIRST YEAR MONTHLY TERM INSURANCE CHARGE: $1.64
DATE OF ISSUE: 01/01/1999
RIDER EFFECTIVE DATE: 01/01/1999
TERMINATION DATE: 01/01/2064

1154(3 cont'd) Page 3 (continued) Printed in U.S.A.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

POLICY CHARGES

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DEDUCTIONS FROM PREMIUM PAYMENTS
- -------------------------------------------------------------------------------

TYPE OF CHARGE
- --------------

PERCENT OF
MAXIMUM SALES CHARGES: PREMIUMS PAID
- ---------------------- -------------
POLICY YEARS
1-20 8.00%
21+ 6.00%

PREMIUM TAX CHARGE:
- -------------------
ALL POLICY YEARS [1.75%]*

* THE PREMIUM TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR
STATE OR MUNICIPALITY OF RESIDENCE. IF YOUR STATE OR MUNICIPALITY OF
RESIDENCE CHANGES AND/OR IF YOUR RESIDENCE STATE OR MUNICIPALITY CHANGES ITS
PREMIUM TAX RATE, THE PREMIUM TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE.

- -------------------------------------------------------------------------------
MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE
- -------------------------------------------------------------------------------

TYPE OF POLICY CHARGE OR
CHARGE YEARS PERCENT OF VALUE
- ------ ----- ----------------
MONTHLY ADMINISTRATIVE ALL $10.00 PER MONTH
CHARGE

MORTALITY AND EXPENSE
RISK RATES

ACCUMULATED VALUE 1-10 0.0625% PER MONTH (0.75% PER
MORTALITY AND EXPENSE YEAR) OF THE ACCUMULATED
RISK RATE VALUE IN THE SUB-ACCOUNTS.

11+ 0.0417% PER MONTH (0.50% PER
YEAR) OF THE ACCUMULATED
VALUES IN THE SUB-ACCOUNTS.

FACE AMOUNT MORTALITY 1-10 0.1449 PER MONTH PER $1,000 OF
AND EXPENSE RISK RATE PER INITIAL FACE AMOUNT.
$1,000

11+ 0

FACE AMOUNT INCREASE FOR FEES APPLICABLE TO
FEE INCREASES, SEE PAGE 3C.

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1154(3A) Page 3A Printed in U.S.A.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

POLICY CHARGES

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TRANSFER CHARGE
- -------------------------------------------------------------------------------

ALL POLICY YEARS $00.00 FOR THE FIRST TRANSFER IN ANY CALENDAR MONTH.

ALL POLICY YEARS $25.00 PER TRANSFER IN EXCESS OF 1 PER CALENDAR
MONTH.

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SURRENDER CHARGES
- -------------------------------------------------------------------------------

POLICY SURRENDER POLICY SURRENDER
YEAR CHARGE YEAR CHARGE

1 825.00 6 300.00
2 788.00 7 225.00
3 750.00 8 150.00
4 450.00 9 75.00
5 375.00 10 0.00

SURRENDER CHARGES WILL BE REDUCED AS THE RESULT OF ANY PRIOR SURRENDER
CHARGES ASSESSED.

1154(3B) Page 3B Printed in U.S.A.

POLICY NUMBER: SPECIMEN

POLICY SPECIFICATIONS

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FACE AMOUNT INCREASE FEE
- -------------------------------------------------------------------------------

MONTHLY PER $1,000 FEE APPLICABLE
TO INCREASES IN FACE AMOUNT

THIS CHARGE IS EFFECTIVE ONLY FOR THE FIRST TWELVE MONTHS FOLLOWING THE
INCREASE IN FACE AMOUNT.

ATTAINED INCREASE ATTAINED INCREASE
AGE CHARGE AGE CHARGE
--- ------ --- ------

36 0.260000 61 0.470000
37 0.270000 62 0.480000
38 0.280000 63 0.480000
39 0.280000 64 0.490000
40 0.290000 65 0.500000

41 0.300000 66 0.500000
42 0.310000 67 0.500000
43 0.320000 68 0.500000
44 0.330000 69 0.500000
45 0.330000 70 0.500000

46 0.340000 71 0.500000
47 0.350000 72 0.500000
48 0.360000 73 0.500000
49 0.370000 74 0.500000
50 0.380000 75 0.500000

51 0.380000 76 0.500000
52 0.390000 77 0.500000
53 0.400000 78 0.500000
54 0.410000 79 0.500000
55 0.420000 80 0.500000

56 0.430000 81 0.500000
57 0.430000 82 0.500000
58 0.440000 83 0.500000
59 0.450000 84 0.500000
60 0.460000 85 0.500000

1154(3C) Page 3C Printed in U.S.A.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

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SCHEDULED FACE AMOUNT INCREASES
- -------------------------------------------------------------------------------

DATE OF INCREASE SCHEDULED INCREASE AMOUNT
---------------- -------------------------
JANUARY 1, 2000 $75,000
JANUARY 1, 2001 $75,000
JANUARY 1, 2002 $75,000
JANUARY 1, 2003 $75,000

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1154(3D) Page 3D Printed in U.S.A.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

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SCHEDULED FACE AMOUNT INCREASES
- -------------------------------------------------------------------------------

NONE

1154(3D) Page 3D Printed in U.S.A.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

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TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
- -------------------------------------------------------------------------------

MINIMUM MAXIMUM COST MINIMUM MAXIMUM COST
POLICY DEATH BENEFIT OF INSURANCE POLICY DEATH BENEFIT OF INSURANCE
YEAR PERCENTAGES RATE YEAR PERCENTAGES RATE

1 250.00 0.0003 34 117.00 0.7182
2 250.00 0.0007 35 116.00 0.8414
3 250.00 0.0013 36 115.00 0.9879
4 250.00 0.0020 37 113.00 1.1653
5 250.00 0.0028 38 111.00 1.3822

6 250.00 0.0038 39 109.00 1.6447
7 243.00 0.0051 40 107.00 1.9553
8 236.00 0.0066 41 105.00 2.3140
9 229.00 0.0083 42 105.00 2.7198
10 222.00 0.0103 43 105.00 3.1724

11 215.00 0.0127 44 105.00 3.6760
12 209.00 0.0155 45 105.00 4.2428
13 203.00 0.0188 46 105.00 4.8903
14 197.00 0.0226 47 105.00 5.6355
15 191.00 0.0271 48 105.00 6.4950

16 185.00 0.0324 49 105.00 7.4696
17 178.00 0.0388 50 105.00 8.5493
18 171.00 0.0466 51 105.00 9.7187
19 164.00 0.0559 52 105.00 10.9650
20 157.00 0.0669 53 105.00 12.2768

21 150.00 0.0799 54 105.00 13.6477
22 146.00 0.0949 55 105.00 15.0844
23 142.00 0.1120 56 105.00 16.5963
24 138.00 0.1316 57 104.00 18.2119
25 134.00 0.1548 58 103.00 19.9859

26 130.00 0.1823 59 102.00 22.0472
27 128.00 0.2156 60 101.00 24.6880
28 126.00 0.2565 61 100.00 28.4789
29 124.00 0.3068 62 100.00 34.5196
30 122.00 0.3671 63 100.00 44.7758

31 120.00 0.4378 64 100.00 61.9954
32 119.00 0.5194 65 100.00 83.3333
33 118.00 0.6123

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION
7702 OF THE INTERNAL REVENUE CODE, OR YOUR REQUESTED PERCENTAGES, IF GREATER.
THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE
RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE,
SMOKER OR NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY. THE MAXIMUM COST OF
INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

1154(3E) Page 3E Printed in U.S.A.

POLICY NUMBER: VL0000001

POLICY SPECIFICATIONS

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TERM LIFE RIDER SPECIFICATIONS
- -------------------------------------------------------------------------------

DESIGNATED INSURED: MARY DOE

TABLE TERM LIFE RIDER
MONTHLY MAXIMUM RATES(PER $1,000 OF RIDER BENEFIT)

POLICY MAXIMUM POLICY MAXIMUM
YEAR RATE YEAR RATE

1 0.1442 34 2.4933
2 0.1517 35 2.7483
3 0.1617 36 3.0367
4 0.1725 37 3.3658
5 0.1842 38 3.7458

6 0.1983 39 4.1758
7 0.2133 40 4.6483
8 0.2292 41 5.1533
9 0.2467 42 5.6867
10 0.2658 43 6.2442

11 0.2875 44 6.8292
12 0.3108 45 7.4600
13 0.3358 46 8.1567
14 0.3633 47 8.9375
15 0.3933 48 9.8183

16 0.4275 49 10.7950
17 0.4667 50 11.8483
18 0.5117 51 12.9542
19 0.5633 52 14.0983
20 0.6208 53 15.2633

21 0.6850 54 16.4442
22 0.7550 55 17.6575
23 0.8292 56 18.9208
24 0.9117 57 20.2633
25 1.0042 58 21.7350

26 1.1075 59 23.4792
27 1.2225 60 25.8192
28 1.3550 61 29.3217
29 1.5050 62 35.0825
30 1.6717 63 45.0833

31 1.8542 64 62.0958
32 2.0517 65 83.3333
33 2.2633

THE MAXIMUM RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980
COMMISSIONERS STANDARD ORDINARY MALE OR FEMALE SMOKER OR NONSMOKER MORTALITY
TABLE, AGE LAST BIRTHDAY. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN
ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

1154(4) Page 4 Printed in U.S.A.

DEFINITIONS The definitions in this section apply to the following words and phrases whenever and wherever they appear in the Policy.

ACCOUNT VALUE: the total of all amounts in the Fixed Account,
Loan Account and Sub-Accounts.

ACCUMULATION UNIT: an accounting unit used to calculate the
value of a Sub-Account.

CASH SURRENDER VALUE: the Cash Value less all Indebtedness.

CASH VALUE: the Account Value less any applicable Surrender
Charges.

COMPANY, WE, US, OUR: the Company referred to on the first
page of the Policy.

CUMULATIVE NO LAPSE GUARANTEE PREMIUM: the premium required
to maintain the No Lapse Guarantee. On the Policy Date, the
Cumulative No Lapse Guarantee Premium is the Monthly No Lapse
Guarantee Premium shown on Page 3. On each Monthly Activity
Date thereafter, the Cumulative No Lapse Premium is: (a) the
Cumulative No Lapse Guarantee Premium on the previous Monthly
Activity Date; plus (b) the current Monthly No Lapse
Guarantee Premium.

DATE OF ISSUE: the date shown on Page 3 from which Suicide
and Incontestability provisions are measured. The date may
be different from the Policy Date.

DEATH BENEFIT: the amount used to calculate the Death
Proceeds. The Death Benefit on the Policy Date is determined by the Death Benefit Option You select on Your application.
Thereafter, it may change in accordance with the terms of the
Death Benefit Option provision, the Minimum Death Benefit
provision and the No Lapse Guarantee provision.

DEATH BENEFIT OPTION: the Death Benefit Option in effect
determines how the Death Benefit is calculated. The three
Death Benefit Options provided are described in the Death
Benefit section.

DEATH PROCEEDS: the amount which We will pay on the death of the Insured.

DOLLAR COST AVERAGING: systematic transfers from one account to any other available account.

FACE AMOUNT: an amount We use to determine the Death Benefit.
On the Policy Date, the Face Amount equals the Initial Face
Amount shown on Page 3. Thereafter, it may change in
accordance with the terms of the Increases and Decreases in
Face Amount provision the Death Benefit Option Changes

provision and the Withdrawal provision.

FIXED ACCOUNT: part of the Company's General Account to which all or a portion of the Account Value may be allocated.

FUNDS: the registered open-end management companies in which assets of the Separate Account may be invested.

GENERAL ACCOUNT: all Company assets other than those
allocated to separate accounts.

1154(5/6) Page 5 Printed in U.S.A.

DEFINITIONS IN WRITING: in a written form satisfactory to Us.
(CONTINUED)

INDEBTEDNESS: all loans taken on the Policy, plus any
interest due or accrued minus any loan repayments.

INTERNAL REVENUE CODE: Internal Revenue Code of 1986, as
amended.

ISSUE AGE: as of the Policy Date, an Insured's age on his/her
last birthday.

LOAN ACCOUNT: an account established for any amounts
transferred from the Fixed Account and Sub-Accounts as a
result of loans. The amounts in the Loan Account are
credited with interest and are not subject to the investment experience of any Sub-Accounts.

MONTHLY ACTIVITY DATE: the Policy Date and the same date in
each succeeding month as the Policy Date. However, whenever
the Monthly Activity Date falls on a date other than a
Valuation Day, the Monthly Activity Date will be deemed to be the next Valuation Day.

NET PREMIUM: the amount of premium credited to the Account
Value. It is the premium paid minus the deductions from
premium shown on Page 3A.

PLANNED PREMIUM: the amount that the Owner intends to pay.
The Initial Planned Premium is shown on Page 3.

POLICY ANNIVERSARY: an anniversary of the Policy Date.

POLICY DATE: the date shown on Page 3 from which Policy
Anniversaries and Policy Years are determined. This is the
date the Policy goes into effect.

POLICY YEARS: years as measured from the Policy Date.

PRO RATA BASIS: an allocation method based on the proportion of the Account Value in the Fixed Account and each
Sub-Account.

SCHEDULED MATURITY DATE: the date, shown on Page 3, on which the Policy will mature, in accordance with the Termination
and Maturity Date provision.

SEPARATE ACCOUNT: an account, as specified on Page 3, which
has been established by Us to separate the assets funding the variable benefits, for the class of contracts to which the
Policy belongs, from the other assets of the Company.

SUB-ACCOUNTS: the subdivisions of the Separate Account.

SURRENDER CHARGE: a charge that may be assessed if You
surrender the Policy or You request a policy change that
results in a Face Amount decrease.

VALUATION DAY: the date on which a Sub-Account is valued.
This occurs everyday We are open and the New York Stock
Exchange is open for trading.

VALUATION PERIOD: the period of time between the close of
business on successive Valuation Days.

YOU, YOUR: the Owner of the Policy.

1154(5/6) Page 6 Printed in U.S.A.

DEATH BENEFIT GENERAL
Upon receipt of due proof of the Insured's death, We will pay the Death Proceeds to the Beneficiary.

DEATH PROCEEDS
Death Proceeds equal the Death Benefit described below less
Indebtedness and less any due and unpaid Monthly Deduction
Amounts occurring during a Policy Grace Period.

However, if the Insured dies after We receive a request In
Writing from You to surrender the Policy, the Cash Surrender
Value will be paid in lieu of the Death Proceeds.

The Death Benefit is the greater of:
(a) the Death Benefit provided by the Death Benefit Option
chosen; and
(b) the Minimum Death Benefit described below.

DEATH BENEFIT OPTIONS
You have three Death Benefit Options.
1. Under Option A (Level Option), the Death Benefit is the
current Face Amount.

2. Under Option B (Return of Account Value Option), the Death
Benefit is the current Face Amount, plus the Account Value on the date We receive due proof of the Insured's death.

3. Under Option C (Return of Premium Option), the Death

Benefit is the lesser of: (a) the current Face Amount, plus
the sum of the premiums paid; or (b) the Death Benefit Option
C Limit shown on Page 3.

DEATH BENEFIT OPTION CHANGES
You may change Your Death Benefit Option, subject to the
conditions described here. You must notify Us In Writing of
the change. Such change will be effective on the Monthly
Activity Date following the date We receive the request.

You may change Option C (Return of Premium Option) or Option
B (Return of Account Value Option) to Option A (Level
Option). If You do, the Face Amount will become that amount
available as a Death Benefit immediately prior to the option change.

You may change Option A (Level Option) to Option B (Return of
Account Value Option). If You do, the Face Amount will
become that amount available as a Death Benefit immediately
prior to the option change, reduced by the then current
Account Value. Any resulting decrease in the Face Amount may be subject to a partial Surrender Charge as described in the
Decreases in Face Amount provision.

MINIMUM DEATH BENEFIT
We will automatically increase the Death Benefit so that it
will never be less than the Account Value multiplied by the
Minimum Death Benefit Percentage for the then current Policy
Year. The Table of Minimum Death Benefit Percentages is
shown on Page 3E.
This is to ensure that:
(a) the Policy continues to qualify as life insurance under
the Internal Revenue Code; or
(b) the Policy maintains the relationship between the Account
Value and the Death Benefit You selected on Your
application, if greater.

1154(7/8) Page 7 Printed in U.S.A.

INCREASES AND GENERAL
DECREASES IN At any time after the first Policy Year, You may make a request
FACE AMOUNT In Writing to change the Face Amount. The minimum amount by which the Face Amount can be increased or decreased is based on Our rules then in effect.

We reserve the right to limit You to one increase or decrease in any 12 month period.

SCHEDULED INCREASES IN FACE AMOUNT
We will increase the Face Amount automatically by the amounts shown on Page 3D. These scheduled increases will continue
until You request to discontinue the increases or until You
request to decrease the Face Amount of Your Policy.
Decreases in the Face Amount as a result of a withdrawal will not affect Your scheduled increases.

Scheduled increases in the Face Amount are not subject to the
Face Amount Increase Fee.

UNSCHEDULED INCREASES IN FACE AMOUNT
All requests to increase the Face Amount must be applied for on a new application and accompanied by the Policy. All
requests will be subject to evidence of insurability
satisfactory to Us. Any increase approved by Us will be
effective on the Monthly Activity Date shown on the new
policy specifications page, provided that the Monthly
Deduction Amount for the first month after the effective date of the increase is made. A Face Amount Increase Fee is
assessed on the first twelve Monthly activity dates beginning on the effective date of each increase. The Face Amount
Increase Fee will not exceed those shown on Page 3C.

DECREASES IN FACE AMOUNT
A decrease in the Face Amount will be effective on the
Monthly Activity Date following the date We receive Your
request. The remaining Face Amount must not be less than Our minimum rules then in effect. If during the Surrender Charge
Period, You decrease Your Face Amount to an amount lower than it has ever been, a partial Surrender Charge will be assessed.

The Surrender Charge assessed will be:
(a) the Surrender Charge applicable to the then current
Policy Year, if any; multiplied by
(b) the percentage described below.

The percentage will be determined by:
(i) subtracting the new Face Amount from the lowest previous
Face Amount; and
(ii) dividing that difference by the lowest previous Face
Amount.

The Surrender Charge assessed will be deducted from Your
Account Value on the Monthly Activity Date on which the
decrease becomes effective. We will also reduce the
Surrender Charges applicable to future Policy Years and
provide You a revised schedule of Surrender Charges.

PREMIUMS GENERAL
No insurance is effective until We receive premiums
sufficient to cover the Monthly Deduction Amount on the
Policy Date. After the first premium has been paid,
subsequent premiums can be paid at any time.

1154(7/8) Page 8 Printed in U.S.A.

PREMIUMS Checks must be made payable to the Company shown on the first
(CONTINUED) page of the Policy.

Checks may be sent to either:
(a) Us at the address shown on the premium notice; or

(b) Our authorized agent in exchange for a receipt signed by
Our President or Secretary and countersigned by such agent.

We will apply any amount received under the Policy as a
premium unless it is clearly marked otherwise. The premium
will be applied on the date We receive it at the address
shown on the premium notice.

PLANNED PREMIUM PAYMENTS
We will send You a premium notice for the Planned Premium
payment. The notices may be sent at 12, 6, or 3 month
intervals. The Initial Planned Premium payment and payment
frequency You selected are shown on Page 3. You may change
the Planned Premium payment shown on the premium notices
subject to Our premium limitations.

FLEXIBLE PREMIUMS
After the first premium has been paid, Your subsequent
premium payments are flexible. The actual amount and
frequency of payment will affect the Account Value and could affect the amount and duration of insurance provided by the
Policy. You may pay additional premiums at any time prior to the Scheduled Maturity Date subject to Our Premium
Limitations.

PREMIUM LIMITATIONS
You may pay premiums at any time prior to the Scheduled
Maturity Date subject to the following limitations:
(a) the minimum premium that We will accept is $50 or the
amount required to keep the Policy in force.
(b) if premiums are received which would cause the Policy to fail to meet the definition of a life insurance contract in
accordance with the Internal Revenue Code, We reserve the
right to refund the excess premium payments. Such refunds
and interest thereon will be made within 60 days after the
end of a Policy Year.
(c) We reserve the right to require evidence of insurability for any premium payment that results in an increase in the
Death Benefit greater than the amount of the premium.
(d) any premium received in excess of $1,000,000 is subject
to Our approval.

INITIAL PREMIUM ALLOCATION
The initial Net Premium and any additional Net Premiums
received by Us prior to the end of the Right to Examine
Policy Period will be allocated as shown on Page 3 on the
later of:
(a) the Policy Date; and
(b) the date We receive the premium.

The accumulated values of these amounts will then be
allocated to the Fixed Account and Sub-Accounts according to the premium allocation You specified in the application on
the later of:
(a) the end of the Right to Examine Policy Period; or
(b) the date We receive the final requirement to put the
Policy in force.

1154(9/10) Page 9 Printed in U.S.A.

PREMIUMS SUBSEQUENT PREMIUM ALLOCATIONS
(CONTINUED) You may change how Your premiums are allocated by notifying Us
In Writing. Subsequent Net Premiums will be allocated to the
Fixed Account and Sub-Accounts according to Your most recent instructions as long as:
(a) the total number of active Sub-Accounts does not exceed 9;
and
(b) the percentage You allocate to each Sub-Account is in whole percentages.

If We receive a premium with a premium allocation instruction that does not comply with the above rules, We will allocate
the Net Premium on a Pro Rata Basis.

VALUATION SUB-ACCOUNT ACCUMULATION UNITS
PROVISIONS Amounts allocated to each Sub-Account increase the number of
Accumulation Units in each Sub-Account. The number of
Accumulation Units added to each Sub-Account is determined by dividing the amount allocated to the Sub-Account by the
dollar value of one Accumulation Unit for such Sub-Account.

Amounts taken from each Sub-Account decrease the number of
Accumulation Units in each Sub-Account. The number of
Accumulation Units subtracted from each Sub-Account is
determined by dividing the amount taken from the Sub-Account by the dollar value of one Accumulation Unit for such
Sub-Account.

The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The
Accumulation Unit Values in each Sub-Account may increase or decrease daily as described below.

SUB-ACCOUNT ACCUMULATION UNIT VALUE
The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the
Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that
Sub-Account for the Valuation Period then ended. The Net
Investment Factor for each of the Sub-Accounts is equal to
the net asset value per share of the corresponding Fund at
the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

EMERGENCY PROCEDURE
If the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing
emergency as defined by the Securities and Exchange

Commission so that We cannot value the Sub-Accounts, We may
postpone all transactions which require valuation of the
Sub-Accounts until valuation is possible. Any provision of
the Policy which specifies a Valuation Day will be superseded by the emergency procedure.

FIXED ACCOUNT
We will credit interest to amounts in the Fixed Account on a monthly basis at rates We determine. The Annual Fixed
Account Minimum Credited Rate is shown on Page 3. The
interest credited will reflect the timing of amounts added to or withdrawn from the Fixed Account.

1154(9/10) Page 10 Printed in U.S.A.

ACCOUNT VALUE, Account Value
CASH VALUE Your Account Value on the Policy Date equals the initial Net
AND CASH Premium less the Monthly Deduction Amount for the first policy
SURRENDER VALUE month.

On each subsequent Monthly Activity Date, Your Account Value equals:
(a) the sum of Your Accumulated Values in the Fixed Account
and Sub-Accounts; plus
(b) the value of Your Loan Account, if any; minus,
(c) the appropriate Monthly Deduction Amount.

On each Valuation Day (other than a Monthly Activity Date),
Your Account Value equals:
(a) the sum of Your Accumulated Values in the Fixed Account
and Sub-Accounts; plus
(b) the value of Your Loan Account, if any.

ACCUMULATED VALUE - FIXED ACCOUNT
Your Accumulated Value in the Fixed Account equals:
(a) the Net Premiums allocated to it; plus
(b) amounts transferred to it from the Sub-Accounts or the Loan
Account; plus
(c) interest credited to it; minus
(d) amounts transferred out of it to the Sub-Accounts or the
Loan Account; minus
(e) any transfer charges or Surrender Charges that have been taken from it; minus
(f) any Monthly Deduction Amounts taken from it; minus
(g) any withdrawals taken from it.

ACCUMULATED VALUE - SUB-ACCOUNTS
Your Accumulated Value in any Sub-Account equals:
(a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by
(b) that Sub-Account's Accumulation Unit Value on the Valuation
Day.

The number of Accumulation Units in any Sub-Account is
increased when:

(a) Net Premiums are allocated to it; or
(b) amounts are transferred to it from other Sub-Accounts, the
Fixed Account or the Loan Account.

The number of Accumulation Units in any Sub-Account is
decreased when:
(a) amounts are transferred out of it to other Sub-Accounts, the Fixed Account or the Loan Account; or
(b) any transfer charges or Surrender Charges have been taken from it; or
(c) any Monthly Deduction Amounts are taken from it; or
(d) any withdrawals are taken from it.

CASH VALUE
Your Cash Value is equal to the Account Value less any
applicable Surrender Charges. The Surrender Charges and the
Policy Years during which they will be applied are shown on
Page 3B.

CASH SURRENDER VALUE
Your Cash Surrender Value is equal to Your Cash Value minus
the Indebtedness, if any.

1154(11/12) Page 11 Printed in U.S.A.

TRANSFERS AMOUNT AND FREQUENCY OF TRANSFERS
Upon request and as long as the Policy is in effect, You may transfer amounts among the Fixed Account and Sub-Accounts.

We reserve the right to limit the size of transfers and
remaining balances, and to limit the number and frequency of transfers.

DOLLAR COST AVERAGING
From time to time, We may offer and You may enroll in a
Dollar Cost Averaging program. Prior to enrollment, You may
obtain information on the available programs from Us.

You may terminate participation in the program at any time by calling or writing Us. In such an event, any non-transferred balances will be allocated to the other accounts according to
Your instructions.

RESTRICTIONS ON TRANSFERS
Transfers from the Fixed Account (other than those allowed
under a Dollar Cost Averaging program) are subject to the
following:
(a) the transfer must occur during the 30 day period
following each Policy Anniversary; and
(b) the maximum amount transferred in any Policy Year will be the greater of $1,000 or 25% of the Accumulated Value in the
Fixed Account on the date of transfer.

TRANSFER CHARGE
After a transfer has occurred, the Transfer Charge, as

specified on Page 3B, if any, will be deducted on a Pro Rata
Basis.

MONTHLY GENERAL
DEDUCTION On each Monthly Activity Date, We will deduct an amount from
AMOUNT Your Account Value to pay for the benefits provided by the
Policy. This amount is called the Monthly Deduction Amount
and equals:
(a) the Cost of Insurance; plus
(b) the Monthly Administrative Charge; plus
(c) the Mortality and Expense Risk Charge; plus
(d) the Face Amount Increase Fee, if any; plus
(e) the charges for additional benefits provided by rider, if any.

The Monthly Deduction Amount will be taken on a Pro Rata
Basis from the Fixed Account and Sub-Accounts on each Monthly
Activity Date.

COST OF INSURANCE
The Cost of Insurance for any Monthly Activity Date is equal to:
(a) the Cost of Insurance Rate per $1,000; multiplied by
(b) the amount at risk; divided by
(c) $1,000.

On any Monthly Activity Date, the amount at risk equals the
Death Benefit less the Account Value on that date prior to
assessing the Monthly Deduction Amount.

1154(11/12) Page 12 Printed in U.S.A.

MONTHLY COST OF INSURANCE RATE
DEDUCTION The Cost of Insurance Rate is based on the then current Policy
AMOUNT Year as well as the Initial Face Amount, sex, Issue Age, and
(CONTINUED) insurance class of the Insured shown on Page 3.

The Cost of Insurance Rates will not exceed those in the
Table of Monthly Maximum Cost of Insurance Rates shown on
Page 3C.

We can use Cost of Insurance Rates that are lower than the
Monthly Maximum Cost of Insurance Rates shown on Page 3E.
Rates will be determined on each Policy Anniversary based on
Our future expectations of such factors as mortality,
expenses, interest, persistency and taxes. Any change We
make will be on a uniform basis for Insureds of the same
Issue Age, sex, insurance class, Initial Face Amount, and
whose coverage has been in force for the same length of time.
Based on Our administrative rules in effect and upon
providing satisfactory evidence to Us, You may change the
insurance class to a more favorable class. Future Cost of
Insurance charges will be based on the more favorable class
and all other contract terms and provisions will remain as
established at issue. No change in insurance class or cost
will occur on account of deterioration of the Insured's

health.

MONTHLY ADMINISTRATIVE CHARGE
The Monthly Administrative Charge will not exceed the amounts shown on Page 3C.

MORTALITY AND EXPENSE RISK CHARGE
The Mortality and Expense Risk Charge for any Monthly Activity
Date is equal to the sum of (a) and (b) where
(a) equals:
(i) the monthly Accumulated Value Mortality and Expense
Risk Rate; multiplied by
(ii) the sum of Your Accumulated Values in the Sub-Accounts
on the Monthly Activity Date, prior to assessing the
Monthly Deduction Amount.
and
(b) equals:
(i) the monthly Mortality and Expense Risk Rate per
$1,000; multiplied by
(ii) the lower of the Initial Face Amount or the current
Face Amount; divided by
(iii) $1,000.

Each month the Mortality and Expense Risk Rates will not
exceed those shown on Page 3A.

FACE AMOUNT INCREASE FEE
The Face Amount Increase Fee will not exceed the amount shown on Page 3C.

LAPSE AND POLICY GRACE PERIOD
POLICY GRACE During the first three Policy Years, the Policy will go into
PERIOD default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly
Deduction Amount.

During the fourth Policy Year and thereafter, the Policy will go into default on any Monthly Activity Date if the Cash
Surrender Value is not sufficient to cover the Monthly
Deduction Amount.

If the Policy goes into default, We will send You a lapse
notice warning You that the Policy is in danger of
terminating. That lapse notice will tell You the minimum
premium required to keep the Policy from terminating. This
minimum premium equals the amount to pay three Monthly
Deduction Amounts as of the day the Policy Grace Period
began. That notice will be mailed both to You on the first
day the Policy goes into default, at your last known address, and to any assignee of record.

1154(13/14) Page 13 Printed in U.S.A.

LAPSE AND We will keep the Policy inforce for the 61 day period
POLICY GRACE following the date Your policy goes into default. We call that

PERIOD period the Policy Grace Period. However, if We have not
(CONTINUED) received the required premiums (specified in Your lapse notice)
by the end of the Policy Grace Period, the Policy will
terminate unless the No Lapse Guarantee is in effect (see the
No Lapse Guarantee provision which follows).

If the Insured dies during the Policy Grace Period, We will
pay the Death Proceeds.

NO LAPSE GUARANTEE
The Policy will remain in force at the end of the Policy
Grace Period as long as the No Lapse Guarantee is available, as described below.

This policy provides a No Lapse Guarantee subject to the
conditions described below to Insureds with an Issue Age of
79 or below as long as:
(a) the Policy is in the No Lapse Guarantee Period; and
(b) on each Monthly Activity Date during that period, the
cumulative premiums paid into the Policy, less Indebtedness
and less withdrawals from the Policy, equal or exceed the
Cumulative No Lapse Guarantee Premium.

The No Lapse Guarantee Period is shown on Page 3.

If the No Lapse Guarantee is available and You fail to pay
the required premium as defined in Your lapse notice by the
end of the Policy Grace Period, the No Lapse Guarantee will
then go into effect. The Policy will remain in force,
however:
(a) the Death Benefit Option becomes Level;
(b) all riders will terminate.
(c) any future scheduled increases in the Face Amount will be canceled.

The No Lapse Guarantee will remain in effect on each
subsequent Monthly Activity Date provided:
(a) the Policy remains in default; and
(b) the No Lapse Guarantee is available.

While the No Lapse Guarantee is in effect, We guarantee that
Your Account Value will never be less than zero.

If during the No Lapse Guarantee Period, there is any
increase or decrease in the Face Amount, a new monthly No
Lapse Guarantee Premium will be calculated. We will send You a notice of the new Monthly No Lapse Guarantee Premium, which will be used in calculating the Cumulative No Lapse Guarantee
Premium in subsequent months.

NO LAPSE GUARANTEE GRACE PERIOD
If, on each Monthly Activity Date during the No Lapse
Guarantee Period, the cumulative premiums paid into the
Policy, less Indebtedness and less withdrawals from the
Policy, do not equal or exceed the Cumulative No Lapse
Guarantee Premium on that date, a No Lapse Guarantee Grace
Period of 61 days will begin. We will mail the Owner and any assignee a notice. That notice will warn You that You are in danger of losing the No Lapse Guarantee and will tell You the amount of premium You need to pay to continue the No Lapse
Guarantee.

The No Lapse Guarantee will be removed from the Policy if the required premium is not paid by the end of the No Lapse
Guarantee Grace Period. You will receive a written
notification of the change and the No Lapse Guarantee will
never again be available or in effect on the Policy.

1154(13/14) Page 14 Printed in U.S.A.

REINSTATEMENT Unless the Policy has been surrendered for its Cash Surrender
Value, the Policy may be reinstated prior to the Scheduled
Maturity Date provided:
(a) You make Your request In Writing within five years from
the Termination Date;
(b) satisfactory evidence of insurability is submitted;
(c) any Indebtedness at the time of termination must be
repaid or carried over to the reinstated policy; and
(d) You pay sufficient premium to:
(i) cover all Monthly Deduction Amounts that are due and
unpaid during the Policy Grace Period; and
(ii) keep the Policy in force for 3 months after the date of reinstatement.

The Account Value on the reinstatement date will equal:
(a) the Cash Value at the time of termination; plus
(b) Net Premiums attributable to premiums paid at the time of reinstatement; minus
(c) the Monthly Deduction Amounts that were due and unpaid
during the Policy Grace Period; plus
(d) the Surrender Charge at the time of reinstatement.

The Surrender Charge will be based on the duration from the
original Policy Date as though the Policy had never lapsed.

POLICY LOANS GENERAL
At any time while the Policy is in force, You may borrow
against the Policy by assigning it as sole security to Us.
We may defer granting a loan, except to pay premiums to Us,
for the period permitted by law but not more than six months.

LOAN AMOUNTS
Any new loan taken together with any existing Indebtedness
may not exceed the Cash Value on the date We grant a loan.
The minimum loan amount that We will allow is $500.

Unless you specify otherwise, all loan amounts will be
transferred from the Fixed Account and the Sub-Accounts to
the Loan Account on a Pro Rata Basis.

If total Indebtedness equals or exceeds the Cash Value on any
Monthly Activity Date, the Policy will then go into default.

See the Lapse and Policy Grace Period provision for details.

CREDITED INTEREST
Any amounts in the Loan Account will be credited with
interest at a rate equal to the Annual Fixed Account Minimum
Credited Rate shown on Page 3.

PREFERRED INDEBTEDNESS
If, any time after the 10th Policy Anniversary, the Account
Value exceeds the total of all premiums paid since issue, a
portion of Your Indebtedness may qualify as preferred.
Preferred Indebtedness is charged a lower interest rate than the non-preferred Indebtedness, if any. (Refer to the
Interest Charged on Indebtedness provision for details.) The maximum amount of Preferred Indebtedness is the amount by
which the Account Value exceeds the total premiums paid and
is determined on each Monthly Activity Date.

1154(15/16) Page 15 Printed in U.S.A.

POLICY LOANS LOAN REPAYMENTS
(CONTINUED) All or part of a loan may be repaid at any time that:
(a) the Policy is in force; and
(b) the Insured is alive.

However, each repayment must be at least the lesser of $50 or the Indebtedness and clearly identified In Writing as a loan repayment.

The amount of a loan repayment will be deducted from the Loan
Account and will be allocated among the Fixed Account and
Sub-Accounts in the same percentage as premiums are allocated.

INTEREST CHARGED ON INDEBTEDNESS
The table below shows the interest rates We will charge on
Your Indebtedness.

---------------------------------------------------------------
DURING POLICY PORTION OF INTEREST RATE CHARGED
YEARS INDEBTEDNESS EQUALS THE FIXED
ACCOUNT MINIMUM
CREDITED RATE PLUS:
---------------------------------------------------------------
1-10 All 2%
---------------------------------------------------------------
11 and later Preferred 0%
Non-Preferred 1%
---------------------------------------------------------------

Because the interest charged on Indebtedness may exceed the
rate credited to the Loan Account, the Indebtedness may grow faster than the Loan Account. If this happens, any
difference between the value of the Loan Account and the
Indebtedness will be transferred on each Monthly Activity
Date from the Fixed Account and Sub-Accounts to the Loan

Account on a Pro Rata Basis.

WITHDRAWALS GENERAL
You may request a withdrawal In Writing. The minimum
withdrawal allowed is $500. The maximum withdrawal is the
Cash Surrender Value less $1,000. A charge of up to $10 may
be assessed for each withdrawal. One withdrawal per calendar month is allowed. Unless specified otherwise the withdrawal
will be deducted on a Pro Rata Basis.

If the Death Benefit Option then in effect is Option A (Level
Option) or Option C (Return of Premium Option), the Face
Amount will be reduced by the amount equal to the reduction
in the Account Value resulting from the withdrawal. If the
Death Benefit Option then in effect is Option B (Return of
Account Value), the Face Amount will not be reduced.

Any withdrawal that causes the Face Amount to fall below the lowest previous Face Amount will be subject to a partial
Surrender Charge. Refer to the Decreases in Face Amount
provision for an explanation of the applicable partial
Surrender Charge.

SURRENDERS GENERAL
While the Policy is in force, You may surrender the Policy to
Us. The Policy, and additional benefits provided by rider,
are then canceled as of the day We receive Your request In
Writing or the date You request the surrender, whichever is
later. We will then pay You the Cash Surrender Value as of
that date.

1154(15/16) Page 16 Printed in U.S.A.

PAYMENTS GENERAL
BY US We will pay Death Proceeds, Cash Surrender Values, withdrawals and loan amounts attributable to the Sub-Accounts within 7
days after We receive all the information needed to process
the payment unless:
(a) the New York Stock Exchange is closed on other than
customary weekend and holiday closings or trading on the New
York Stock Exchange is restricted as determined by the
Securities and Exchange Commission (SEC); or
(b) an emergency exists, as determined by the SEC, as a
result of which disposal of securities is not reasonably
practicable to determine the value of the Sub-Accounts; or
(c) the SEC, by order, permits postponement for the
protection of policy owners.

DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
We may defer payment of any Cash Surrender Values,
withdrawals and loan amounts which are not attributable to
the Sub-Accounts for up to six months from the date of the
request. If We defer payment for more than 30 days, We will
pay interest at the Annual Fixed Account Minimum Credited
Rate.

TAXATION OF GENERAL
THE SEPARATE We do not expect to incur any federal, state or local income
ACCOUNT tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no
charge is being made to the Separate Account for federal,
state or local income taxes. If We incur income taxes
attributable to the Separate Account or determine that such
taxes will be incurred, We may assess a charge for taxes
against the Policy in the future.

THE CONTRACT ENTIRE CONTRACT
The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications
to change the Policy, any endorsements or riders and all
additional policy information sections added to the Policy
are the entire contract. The contract is made in
consideration of the application and the payment of the
initial premium. We will not use any statement to cancel the
Policy or to defend a claim under it, unless that statement
is contained in an attached written application. All
statements in the application will, in the absence of fraud
(as determined by a court of competent jurisdiction), be
deemed representations and not warranties.

INTERPRETATION OF POLICY TERMS AND CONDITIONS
We have full discretion and authority to determine
eligibility for benefits and to construe and interpret all
terms and provisions of the Policy.

CONTRACT MODIFICATION
The only way this contract may be modified is by a written
agreement signed by Our President, or one of Our Vice
Presidents, Secretaries or Assistant Secretaries.

FUND MODIFICATION
We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or
substitute any investment options offered under the Policy.

NON-PARTICIPATION
The Policy is non-participating. It does not share in Our
surplus earnings, so You will receive no policy dividends
under it.

1154(17/18) Page 17 Printed in U.S.A.

THE CONTRACT MISSTATEMENT OF AGE AND/OR SEX
(CONTINUED) If on the date of death:
(a) the Issue Age of the Insured is understated; or
(b) the sex of the Insured is incorrectly stated such that it resulted in lower Costs of Insurance,
the Death Benefit will be reduced to the Death Benefit that
would have been provided by the last Cost of Insurance charge at the correct Issue Age and/or sex.

If on the date of death:
(a) the Issue Age of the Insured is overstated; or
(b) the sex of the Insured is incorrectly stated such that it resulted in higher Costs of Insurance,
the Death Benefit will be adjusted by the return of all
excess Costs of Insurance prior to the date of the Insured's death.

SUICIDE
If, within 2 years from the Date of Issue, the Insured dies
by suicide, while sane or insane, Our liability will be
limited to the premiums paid less Indebtedness and less any
withdrawals.

If, within 2 years from the effective date of any increase in the Face Amount for which evidence of insurability was
obtained, the Insured dies by suicide, while sane or insane,
Our liability with respect to such increase, will be limited to the Cost of Insurance for the increase.

INCONTESTABILITY
We cannot contest the Policy after it has been in force,
during the Insured's lifetime, for 2 years from its Date of
Issue, except for non-payment of premium.

Any increase in the Face Amount for which evidence of
insurability was obtained, will be incontestable only after
the increase has been in force, during the Insured's
lifetime, for 2 years from the effective date of the
increase.

The Policy may not be contested for more than 2 years after
the reinstatement date. Any contest We make after the Policy is reinstated will be limited to the material
misrepresentations in the evidence of insurability provided
to Us in the request for reinstatement. However, the
provision will not affect Our right to contest any statement in the original application or a different reinstatement
request which was made during the Insured's lifetime from the
Date of Issue of the Policy or a subsequent reinstatement
date.

APPEALING DENIAL OF CLAIM
On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:
(a) request a review upon written application within 60 days of receipt of a claim denial;
(b) review pertinent documents; and
(c) submit issues and comments In Writing.

SEPARATE ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund
will be available to cover the liabilities of Our General
Account only to the extent that those assets exceed the
liabilities of that Separate Account. The assets of a Fund

will be valued on each Valuation Day. Our determination of
the value of an Accumulation Unit by the method described in the Policy will be conclusive.

1154(17/18) Page 18 Printed in U.S.A.

THE CONTRACT CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
(CONTINUED) At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of Fund
shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company
Act of 1940 or any form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event
registration is no longer required, or may be combined with
one or more Separate Accounts.

VOTING RIGHTS
We will notify You of any Fund shareholder's meetings at
which the shares held for Your Sub-Account may be voted. We
will also send proxy materials and instructions for You to
vote the shares held for Your Sub-Account. We will arrange
for the handling and tallying of proxies received from the
Owners. We will vote the Fund shares held by Us in
accordance with the instructions received from the Owners.
You may attend any meeting, where shares held for Your
benefit may be voted.

In the event that You give no instructions or leave the
manner of voting discretionary, We will vote such shares of
the appropriate Fund in the same proportion as shares of that
Fund for which instructions have been received. Also, We
will vote the Fund shares in this proportionate manner which are held by Us for Our own account.

ANNUAL REPORT
We will send You a report at least once each Policy Year
showing:
(a) the current Account Value, Cash Surrender Value and Face
Amount;
(b) the premiums paid, Monthly Deduction Amounts and loans
since the last report;
(c) the amount of any Indebtedness; and
(d) any other information required by the Insurance
Department of the state where the Policy was delivered.

OWNERSHIP AND CHANGE OF OWNER OR BENEFICIARY
BENEFICIARY The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary,
notify Us In Writing while the Insured is alive. After We
receive written notice, the change will be effective as of
the date You signed such notice, whether or not of the
Insured is living when We receive it. However, the change
will be subject to any payment We made or actions We may have taken before We received the request.

ASSIGNMENT
You may assign the Policy. Until You notify Us In Writing,
no assignment will be effective against Us. We are not
responsible for the validity of any assignment.

OWNER'S RIGHTS
While the Insured is alive and no Beneficiary is irrevocably named, You may:
(a) exercise all the rights and options that the Policy
provides or that We permit;
(b) assign the Policy; and
(c) agree with Us to any change to the Policy.

1154(19/20) Page 19 Printed in U.S.A.

OWNERSHIP AND NO NAMED BENEFICIARY
BENEFICIARY If no named Beneficiary survives the Insured, then, unless the
(CONTINUED) Policy provides otherwise:
(a) You will be the Beneficiary; or
(b) if You are the Insured, Your estate will be the Beneficiary.

TERMINATION AND TERMINATION
MATURITY DATE The Policy will terminate upon the earliest of the following events:
(a) the Scheduled Maturity Date of the Policy unless You
request to continue the Policy after such date as described
below; or
(b) the surrender of the Policy; or
(c) the end of the Policy Grace Period during which premiums sufficient for the required deductions are not paid,
provided the No Lapse Guarantee is not available; or
(d) the end of the No Lapse Guarantee Period, provided the
No Lapse Guarantee is available and in effect; or
(e) the end of the No Lapse Guarantee Grace Period during
which premiums sufficient to maintain the No Lapse Guarantee are not paid; provided the No Lapse Guarantee is available
and in effect; or
(f) the date We receive notification In Writing of the death of the Insured. In this event, Your Death Benefit will not
be affected by any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive due proof
of death.

SCHEDULED MATURITY DATE
The Scheduled Maturity Date is the last date on which You may elect to pay premium. Unless You elect to continue the Policy beyond this date, the Policy will terminate and any Cash
Surrender Value will be paid to You.

If elected, the Policy may continue in force after the
Scheduled Maturity Date subject to the following conditions:

(a) the Policy must be in force on the Scheduled Maturity
Date;
(b) the Owner including any assignee of record must agree In

Writing to this continuation.

If any of the above conditions are not met, the Policy, if
still in force, will terminate on the Scheduled Maturity Date.

After the Scheduled Maturity Date:

(a) the Death Benefit will be reduced to the Account Value;
(b) the Account Value, if any will continue to be valued as
described in the Account Value, Cash Value and Cash
Surrender Value provision;
(c) any loans that are in effect on the Scheduled Maturity
Date will continue to accrue interest and become part of any
Indebtedness;
(d) No future Monthly Deduction Amounts will be deducted from
Your Account Value;
(e) No further premiums will be accepted.

All additional benefits provided by rider will deem to have
terminated at the Scheduled Maturity Date.

1154(19/20) Page 20 Printed in U.S.A.

INCOME AVAILABILITY
SETTLEMENT All or parts of the proceeds of the Policy may, instead of being
OPTIONS paid in one sum, be left with Us under any one or a combination of the following options, subject to Our minimum amount
requirements on the date of election.

We will pay interest of at least 3% per year (or higher, if
required by state law) on the Death Proceeds from the date of the Insured's death to the date payment is made or an Income
Settlement Option is elected. These proceeds are then no
longer subject to the investment experience of a Separate
Account.

If any payee is a corporation, partnership, association,
assignee, or fiduciary, an option may be chosen only with
Our consent. Option 4 is not available to any payee whose
age exceeds 90.

DESCRIPTION OF TABLES
The options shown below and on the next page are based on
interest at a guaranteed rate of 3% per year. Payments under
Option 4 are based on mortality according to the 1983a
Individual Annuity Mortality Table, with ages set back one
year.

EXCESS INTEREST
We may pay or credit excess interest of such amount and in
such manner as We determine.

DEATH OF PAYEE
If the payee dies while receiving payments under one of the
options below, We will pay the following:

(a) Any principal and accrued interest remaining unpaid under
Option 1 or 2.
(b) The value of remaining unpaid guaranteed payments, if
any, under Option 3 or 4, commuted using interest of 3% per
year.

Any such amount will be paid in one sum to the payee's estate.

OTHER OPTIONS
To convert the monthly payments shown in the tables for
Options 3 and 4 to quarterly, semi-annual or annual payments, multiply by the following factors:

PAYMENT INTERVAL FACTOR
Quarterly 2.99
Semi-annual 5.96
Annual 11.84

Other options may be arranged with Our consent.

OPTION 1 - INTEREST INCOME
Payments of interest at the rate We declare, but not less
than 3% per year, on the amount left under this option.

OPTION 2 - INCOME OF FIXED AMOUNT
Equal payments of the amount chosen until the amount left
under this option, with interest of not less than 3% per
year, is exhausted. The final payment will be for the
balance only.

1154(21/22) Page 21 Printed in U.S.A.

INCOME OPTION 3 - INCOME FOR FIXED PERIOD
SETTLEMENT Payments, determined from the table below, are guaranteed for
OPTIONS the number of years chosen. The first payment will be due on
(CONTINUED) the date proceeds are applied under this option.

Monthly Payments Monthly Payments
Number per $1,000 of Number per $1,000 of
of Years Proceeds of Years Proceeds

1 $84.47 10 $9.61
2 42.86 15 6.87
3 28.99 20 5.51
4 22.06 25 4.71
5 17.91 30 4.18

OPTION 4 - LIFE INCOME
Payments, determined from the table shown below for the
option elected, are based on the payee's sex and age nearest birthday on the day the first payment becomes due. The first payment will be due on the date proceeds are applied under
this option. The Life Income available are:
(a) Payments only while the payee is alive.

(b) Payment guaranteed for 10 years; then continuing while
the payee is alive.

Monthly Payments per $1,000 of Proceeds

Option 4A Option 4B Option 4A Option 4B
Payee's Life Only 10 Yrs. Certain Payee's Life Only 10 Yrs. Certain
Age Male Female Male Female Age Male Female Male Female

20 $3.02 $2.92 $3.01 $2.92 68 $6.51 $5.68 $6.12 $5.50
25 3.12 3.00 3.12 3.00 69 6.74 5.85 6.28 5.65
30 3.25 3.10 3.24 3.10 70 6.98 6.04 6.44 5.80
35 3.41 3.23 3.40 3.23 71 7.24 6.25 6.61 5.97
40 3.61 3.39 3.60 3.38 72 7.51 6.47 6.79 6.14
45 3.87 3.59 3.85 3.58 73 7.81 6.72 6.96 6.32
50 4.19 3.85 4.15 3.83 74 8.12 6.98 7.14 6.50
51 4.27 3.91 4.22 3.89 75 8.46 7.26 7.32 6.69
52 4.35 3.97 4.30 3.95 76 8.83 7.57 7.50 6.89
53 4.43 4.03 4.37 4.01 77 9.22 7.90 7.68 7.09
54 4.51 4.10 4.45 4.08 78 9.64 8.27 7.85 7.29
55 4.61 4.18 4.54 4.15 79 10.09 8.66 8.02 7.50
56 4.70 4.25 4.63 4.22 80 10.57 9.08 8.18 7.70
57 4.80 4.34 4.72 4.30 81 11.08 9.54 8.33 7.89
58 4.91 4.42 4.82 4.38 82 11.63 10.04 8.48 8.08
59 5.03 4.52 4.92 4.47 83 12.22 10.59 8.62 8.27
60 5.15 4.62 5.03 4.56 84 12.84 11.18 8.75 8.44
61 5.28 4.72 5.15 4.66 85 13.50 11.81 8.86 8.60
62 5.43 4.83 5.27 4.76 86 14.19 12.50 8.97 8.74
63 5.58 4.95 5.39 4.87 87 14.93 13.24 9.07 8.87
64 5.74 5.08 5.53 4.98 88 15.71 14.04 9.16 8.99
65 5.91 5.21 5.67 5.10 89 16.53 14.89 9.24 9.09
66 6.10 5.36 5.81 5.23 90 17.40 15.79 9.31 9.18
67 6.30 5.51 5.96 5.36

1154(21/22) Page 22 Printed in U.S.A.